Tidal Trust V 485BPOS

Exhibit 99.(h)(iii)(5)

FORM OF FIFTH AMENDMENT TO THE

TRANSFER AGENT SERVICING AGREEMENT

THIS FIFTH AMENDMENT effective as of the last date on the signature block (the “Effective Date”), to the Transfer Agent Servicing Agreement dated as of December 16, 2025, as amended (the “Agreement”), is entered into by and between TIDAL TRUST V, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“USBGFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A to add the following fund:

●	Defiance China Quantum ETF

WHEREAS, Section 13(e) of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

1.	Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

2.	Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date last written below.

TIDAL TRUST V		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Joel Weiss	By:
Name:	Joel Weiss	Name:
Title:	Principal Executive Officer	Title:
Date:		Date:

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Exhibit A to the Transfer Agent Servicing Agreement

Separate Series of Tidal Trust V

Name of ETF Series

RoboTaxi ETF

Defiance Compute ETF

Defiance Global Foundries ETF

Defiance Korea AI ETF

Defiance Situational Awareness Select ETF

Defiance Small Modular Reactor ETF

Defiance China Memory ETF

Defiance China Semiconductor ETF

Defiance CoinDesk 5 Equal Weight ETF

Defiance Helium and Strategic Gases ETF

Defiance Korea Semiconductor ETF

Defiance KSM Israel 120 ETF

Defiance Photonics ETF

Defiance S&P Accelerator ETF

Defiance Europe AI Leaders ETF

Defiance Global Robotics Top 10 ETF

Defiance Japan AI Leaders ETF

Defiance Korea Robotics Top 10 ETF

Defiance Latin America Top 10 ETF

Defiance Long/Short AI Compute vs. Legacy Software ETF

Defiance Long/Short Space Economy vs. Legacy Communications ETF

Defiance Taiwan AI Leaders ETF

Defiance 2X Daily Long Photonics ETF

Defiance AI Infrastructure Bond ETF

Defiance Brazil Sovereign Debt ETF

Defiance Daily Target 2X Long AGLT ETF

Defiance Daily Target 2X Long AMPG ETF

Defiance Daily Target 2X Long AMSC ETF

Defiance Daily Target 2X Long BRUN ETF

Defiance Daily Target 2X Long CAMT ETF

Defiance Daily Target 2X Long FCEL ETF

Defiance Daily Target 2X Long FISN ETF

Defiance Daily Target 2X Long FTNT ETF

Defiance Daily Target 2X Long GRRR ETF

Defiance Daily Target 2X Long HQ ETF

Defiance Daily Target 2X Long HYPE ETF

Defiance Daily Target 2X Long JBL ETF

Defiance Daily Target 2X Long Kioxia ETF

Defiance Daily Target 2X Long LPTH ETF

Defiance Daily Target 2X Long MXL ETF

Defiance Daily Target 2X Long NANO ETF

Defiance Daily Target 2X Long NTNX ETF

Defiance Daily Target 2X Long OPTX ETF

Defiance Daily Target 2X Long ORBS ETF

Defiance Daily Target 2X Long P ETF

Defiance Daily Target 2X Long Pasqal ETF

Defiance Daily Target 2X Long PENG ETF

Defiance Daily Target 2X Long PLPC ETF

Defiance Daily Target 2X Long QTEX ETF

Defiance Daily Target 2X Long RXT ETF

Defiance Daily Target 2X Long SHAZ ETF

Defiance Daily Target 2X Long SIMO ETF

Defiance Daily Target 2X Long STM ETF

Defiance Daily Target 2X Long SYM ETF

Defiance Pure Memory Daily 2X Strategy ETF

Defiance China Quantum ETF

Name of Mutual Fund Series

3